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                                                                   EXHIBIT 10.14


STATE OF GEORGIA

COUNTY OF BARTOW

       This Lease Agreement, made and entered into as of this 1st day of August, 1995, by and between WINCO II, L.P., a Georgia Limited Partnership (hereinafter called "Lessor"), and THOMPSON AUTOMOTIVE GROUP, INC., d/b/a BOOMERSHINE HONDA, a Georgia corporation (hereinafter called "Lessee");

                                  WITNESSETH:

1. DEMISE OF PREMISES. Lessor leases unto Lessee the premises (hereinafter called "Premises") located in Bartow County, Georgia, and described in the exhibit attached hereto and marked "Exhibit A," which exhibit is incorporated herein by this reference thereto as if fully set out.

2. USE OF PREMISES. The Premises may only be used for operation of a franchised automobile dealership, and directly related sales and servicing activities, and shall not be used by anyone for any other purposes without the prior written consent of Lessor.

3. TERM AND RENEWALS. The term of this Lease Agreement shall be for the period of ten (10) years to commence on August 1, 1995 and to terminate on July 31, 2006. Provided Lessee complies with all terms and conditions of the within Agreement, Lessee shall have options to renew the within Lease for two (2) additional terms of five (5) years each on the same terms and conditions herein except as may be set forth in Section 4 below. If Lessee elects to not exercise such options, notice shall be given at least ninety (90) days prior to the expiration of the then current term, and wherever herein the designation "Term" appears, it shall include any renewal Term or Terms for which the aforesaid options for renewal have been exercised. As used herein, the term "Lease Year" shall mean the twelve months period beginning on the first day of August of one year and ending on the 31st day of July of the following year. Failure of Lessee to properly notify Lessor of the non-exercise of any renewal term shall result in the automatic renewal thereof for the next term.

4. RENTALS. Lessee shall pay rentals ("Base Rentals") to Lessor as follows: One Hundred Twenty Thousand Dollars ($120,000.00) per Lease Year for the years 1995 through the year 2001. Base Rentals for the period beginning August 1, 2001 and ending July 31, 2006 shall be One Hundred Forty-Four Thousand Dollars ($144,000.00) per Lease Year. Base Rentals for the period beginning August 1, 2006 shall be One Hundred Eighty Thousand Dollars ($180,000.00) per Lease year.

       Commencing with the rentals due as of the commencement of the sixth
(6th) Lease Year of the initial Term and thereafter (including any Renewal
Term), in addition to the Base Rentals, Lessee shall pay to Lessor additional rentals per Lease Year, which shall be hereinafter called the "Adjustment Rentals." The Adjustment Rentals shall increased to certain minimum "floors" as described in the capitalized paragraph below, and shall also be computed based upon the "Consumer Price Index For All Urban Consumers, All Items (1982=100)" as published in Economic Indicators by the Government Printing Office for the Joint Economic Committee which shall be hereinafter called the "Index," subject to the minimum and maximum amounts prescribed in the capitalized paragraph below. The Index

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Number for "All Item" for the month of July, 1995 shall be hereinafter called the "Base Index Number" and the corresponding Index Number for the month of July, 2001, and July, 2006 for the applicable month and year shall be adjusted effective on the 61st, 121st and 181st months of the Term, shall be hereinafter called the "Current Index Number."

       The Current Index Number shall be divided by the Base Index Number, and from the quotient thereof, there shall be subtracted the number one (1), and the result of the third decimal shall be the percentage of increase which, when multiplied by the Base Rentals shall, subject to the minimum and maximum amounts prescribed in the capitalized paragraph below, constitute the Adjustment Rentals. As soon as practical after publication of the applicable Consumer Index, Lessor shall notify Lessee of the applicable Consumer Index, Lessor shall notify Lessee of the Adjustment Rentals which shall be applicable for the respective period or renewal Term. In no event shall the sum of the Base Rentals and the adjustment Rentals ever be less than the Base Rentals. Adjustment Rentals shall be computed and effective as follows:

       FIRST COMPUTATION: At the beginning of the second five years of the initial Term (i.e., at the commencement of the 61st month of the initial
       Term), and to be effective for the balance of the initial Term.

       SECOND COMPUTATION: In the event Lessee elects to renew this Lease for an additional five year term, at the beginning of said First Renewal Term (i.e., effective as of the beginning of the 121st month), and to be effective for the entire First Renewal Term.

       THIRD COMPUTATION: In the event Lessee elects to renew the provisions of this Lease for the second and final Renewal Term, at the beginning of the Second Renewal Term (i.e., effective as of the beginning of the 181st month), and to be effective for the entire Second Renewal Term.

       NOTWITHSTANDING ANY PROVISION OF THIS PARAGRAPH 4 TO THE CONTRARY, IN NO EVENT SHALL THE SUM OF THE BASE RENTALS AND THE ADJUSTMENT RENTALS EVER BE (a) MORE THAN $180,000.00 PER LEASE YEAR DURING THE INITIAL TERM, (b) LESS THAN $180,000.00 NOR MORE THAN $210,000.00 PER LEASE YEAR DURING THE INITIAL FIVE YEAR RENEWAL TERM, AND (c) LESS THAN $210,000.00 NOR MORE THAN $240,000.00 PER LEASE DURING THE SECOND FIVE YEAR RENEWAL TERM.

       If the publication of the Index shall be discontinue, comparable statistics computed and published by an agency of the United States Government or by a responsible financial periodical shall be selected by the parties hereto for the purpose of computing Adjustment Rentals.

       The Base Rentals shall be due and payable in twelve (12) equal monthly installments of Ten Thousand Dollars ($10,000.00) each, all due in advance of the first day of each calendar month for and during Term. The Adjustment Rentals shall be due and payable in advance in twelve (12) equal monthly installments each due at the same time as the Base Rentals. In the event the computation of Adjustment Rentals is not delivered to Lessee at the Commencement of the applicable period, then the Adjustment Rentals for the then current Lease Year shall be brought current for such Lease Year as soon as the amount of such Adjustment Rentals for the entire period that the same are due. Lessor shall provide the computation at its earliest convenience.

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It is the intention of the Lessor and the Lessee that the rentals hereinabove set forth shall be net, net, net to the Lessor and that all costs, expenses and obligations of any kind or nature whatsoever (excluding only principal and interest payments due from Lessor to Lessor's mortgagee) relating to the Premises shall be borne by the Lessee and Lessee hereby indemnifies the Lessor against any and all such costs, expense and obligations. In the event that the Lessor shall make any expenditure for which the Lessee is responsible, or which the Lessee should make, then the amount thereof, together with interest at the lesser of the highest legal rate or 24% per annum and costs, may, at the Lessor's election, be added to and shall be due as additional rental with the next installment of rent.

5. ACCEPTANCE OF PREMISES. Lessee acknowledges that the act of taking possession of the Premises shall constitute acceptance thereof and conclusive evidence that Lessee has inspected and examined the entire Premises and utility installations and that the same were, and are, in good and satisfactory condition. Notwithstanding the foregoing, upon notice from Lessee, so long as Lessee is not in default hereunder, (a) Lessor shall be responsible for all repairs, changes, alterations and additions required to correct any material defects existing at the date of commencement of the Term hereof, or through the initial twelve (12) months of the Term, if such material defects are due to defective materials or workmanship in the original construction of the Premises; and (b) after said initial twelve (120 month period, Lessor shall assign to Lessee all of its right, title and interest in and to any rights to enforce any claim for defective design or construction of the premises.

6. ASSIGNMENT OR SUBLETTING. Lessee shall not have the right to assign the within Lease or to sublet the Premises in whole or in part, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. The passage of control of Lessee to parties other than those who presently control Lessee shall constitute a permitted assignment of this Lease. Such consent shall be deemed unreasonably withheld if (a) the proposed assignee or subtenant has qualified as the franchise representative under customary forms of agreements for a major manufacturer of motor vehicles, and (b) Lessee is not in default hereunder. The sue provisions relating to this Lease shall, in any event, remain in full force and effect. Lessee's obligations hereunder, as well as any guaranties of Lessee's performance hereunder, in the absence of explicit agreement to the contrary, shall not be related upon any such assignment or subletting, and Lessee, any guarantors of Lessee's performance, and such assignee or subtenant shall all, jointly and severally, be liable for all obligations hereunder. Notwithstanding the above, Lessee shall not assign the within Lease or sublet the Premises in whole or in part, without the prior written consent of Lessor's mortgagee, NationsBank of Georgia, N.A.

7. COMPLIANCE WITH LEGAL AND ENVIRONMENTAL REQUIREMENTS. Lessee shall comply with all legal and environmental requirements of any governmental or quasi-govermental body including City, County, State or Federal boards having jurisdiction thereof, respecting any operation conducted or any equipment, installations or other property placed upon, in or about the Premises. Lessee shall neither create nor permit the creation of any nuisance upon, in or about the Premises, and Lessee shall not make any offensive use thereof. Lessor has no knowledge of any pending or threatened claim, notice, assessment or other proceeding relating to the environmental integrity of the premises. Lessor has heretofore retained the environmental engineering firm of Law Engineering, Inc. of Atlanta, Georgia to complete an environmental assessment of the Premises, a copy of which has been delivered to Lessee. Except as indicated above, Lessor makes no representations as to the environmental integrity of the Premises. Lessee shall throughout the Term of his Lease, at Lessees' sole cost and expense, comply with all laws, ordinances and lawful regulations and requirements of federal, state and municipal governments. Without limiting the foregoing covenant Lessee warrants and represents to


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Lessor that the Premises shall be at all times used in full compliance with all
Federal, State and Local environmental laws and regulation, including but not limited to the Comprehensive Environmental Response Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 as amended. If, however, the Lessee shall in good faith desire to contest any such law, ordinance, regulation or requirement, it shall notify Lessor in writing of its intention to do so, and it shall not be required to comply therewith so long as it shall in good faith and at its own cost and expense contest the same or the validity thereof by appropriate proceedings. Lessee shall indemnify Lessor from any loss or damage suffered by Lessor because of delay by Lessee in compliance with any such contested law, ordinance, regulation or requirement, and Lessor shall refrain from complying with such contested law, ordinance, regulation or requirement on Lessee's behalf so long as Lessee shall continue to contest the same. Lessor shall give Lessee such assistance in connection with any such contest as shall be necessary, reasonable and proper, at not cost or expense to Lessor, and Lessor agrees to sign and execute for Lessee any necessary papers work documents for such purpose. In addition, Lessee shall indemnify and hold Lessor harmless for any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgment and expenses (including reasonable attorneys', consultants', or experts' fees and expenses) of every kind and nature suffered by or asserted against Lessor as a direct or indirect result of any warranty or representation made by Lessee in this Section or any requirement under any law, regulation or ordinance, Local, State or Federal, which requires the elimination of any hazardous materials, substances, wastes or other environmentally regulated substances. Lessee's obligations hereunder to Lessor shall not be limited to any extent by the term of this Lease, and, as to any act or occurrence prior to termination of said Lease which gives rise to liability hereunder, but shall continue, survive and remain in full force and effect notwithstanding termination of said Lease.

8. FIRE INSURANCE. Lessee shall carry at Lessee's expense fire insurance with extended coverage insuring Lessor and Lessee as their interests may appear against loss or damage to the building or other improvements located on the Premises and insuring Lessee against lost or damage to Lessee's furnishings, fixtures,inventory, equipment and other property situated or placed upon, in or about the Premises with companies and in amounts and with deductibles acceptable to Lessor. lessor shall have the right to have the buildings and improvements insured to their maximum, full replacement cost, insurable value. With respect to the insurance coverage on the buildings and improvements, the Lessor shall be named as the insured in such policies and the original policies shall be delivered to Lessor. With respect to all other insurance required under this Lease Agreement, memoranda of all policies shall be delivered to Lessor. Lessee shall further carry at its expense rental (sometime known as business interruption) insurance in an mount not less than the sum of the Base Rentals and Adjustment Rentals for the most recent Lease year, which insurance shall be payable to Lessor. Lessee shall name mortgagee of Lessor as an additional insured. All insurance required hereby shall be kept in force during the entire Term. Notwithstanding the above, all insurance policies provided for herein, shall be submitted to Lessor's mortgagee, Nations Bank of Georgia, N.A., and such mortgagee shall likewise have the same right of approval that the Lessor has herein.

9. TAXES AND ASSESSMENTS. Lessor shall timely list the Premises for taxes but Lessee shall pay all tax assessments of whatever kind of nature assessed against the Premises. lessee shall timely list for taxes and pay all tax assessments of whatever kind or nature assessed against or on Lessee's furnishings, fixtures, inventory, equipment, leasehold improvements and other property situated or placed upon, in or about the Premises. Upon reasonable notice to Lessor, Lessee shall have the right to protest any tax assessment in the name of the Lessor and as Lessor's agent, but without expense to Lessor. All taxes shall be paid prior to delinquency.

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     10. UTILITIES. Lessee shall pay for all electricity, gas, water, heat and other utilities consumed or used on the Premises. Lessor shall not be in any way obligated or responsible for the furnishing of utility services. The lack of availability of or failure of utility services shall not be deemed constructive eviction.

     11. ADDITIONS, ALTERATIONS, CHANGES AND IMPROVEMENTS. Lessee shall have the right to make only alterations, changes and improvements in or to the Premises with Lessor's, and Lessor's mortgagee, NationsBank of Georgia, N.A., prior written consent, provided that if such consent is given, all such alterations, changes and improvements shall be promptly made in a workmanlike manner, be promptly paid for allowing no liens to attach and shall become the property of lessor at the termination of this Lease Agreement. All Lessee's proposed alterations, changes and improvements must be approved in writing by lessor prior to the commencement thereof. Lessee shall have no right to commence or to cause the commencement of any work prior to delivering to Lessor documents satisfactory to Lessor indicating that no person, firm or corporation shall have any right to claim a lien on the Premises by virtue of Lessees' work and/or the failure to pay therefore. Lessee shall deliver to Lessor, in form satisfactory to Lessor, prior to the commencement of any work a waiver of liens signed by all prime contractors, waiving all rights to assert liens, which shall contain a certification by Lessee that the waiving parties are all of the prime contractors.

     12. REPAIRS. Lessee shall, at Lessee's own expense, keep and maintain the entire Premises an all parts and systems thereof, including outside walls, windows and/or plate glass, the roof, and all utility installations and equipment, in good maintenance, replacement and repair, properly painted and decorated. All repairs, maintenance and replacements shall be performed in a prompt, workmanlike manner, shall be promptly paid for by Lessee and no liens shall be allowed to attach either to the Premise or Lessee's interest therein. Lessor has no obligation to make any repairs or replacements or to perform any maintenance. If any lien is asserted against the Premises, based upon any act or interest of the Lessee or of anyone claiming through it, affecting any material, machinery, or fixtures use in the construction, whatever action by bonding, deposit or payments which shall remove the claim of lien or security interest. If Lessee does not remove the lien within thirty (30) days after notice to it, Lessor may pay the lien or discharge it by deposit. The amount so paid or deposited, with interest as provided herein, shall be deemed additional Rentals under this Lease, and shall be immediately payable with interest, the default of which shall be immediately payable with interest, the default of which shall give rise to the same remedies to Lessor as the case of default of the payment of Base and Adjustment Rentals.

     13. SAFE AND SANITARY CONDITION. Lessee shall not permit, allow or cause any act or deed to be performed upon, in or about the Premises which shall cause or be likely to cause injury to any person on the Premises, the building or improvements located thereon, or to any adjoining property. Lessee shall; at all times keep the Premises in a neat and orderly condition and keep the Premises and the entryways, parking areas, sidewalks and delivery areas (if any) adjoining the Premises clean and free from rubbish, dirt, snow, standing water and ice.

     14. TRADE FIXTURES. Lessee shall be permitted to install trade fixtures on the Premises. In addition, Less shall be permitted to remove said trade fixtures from the Premises upon termination of this Lease Agreement; provided that if Lessee does so remove such trade fixtures, Lessee shall return the Premises to the same condition as existed at the time of original entry, ordinary wear and tear excepted. This provision is not intended to allow Lessee to remove approved improvements made by Lessee to the


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Premises. All such improvements belong to Lessor at the termination hereof and shall not be removed nor damaged by Lessee's removal of trade fixtures. If Lessee does not remove the trade fixtures at termination, Lessor shall have the option either to declare such fixtures abandoned and Lessor the owner thereof or to demand Lessee remove same at Lessee's expense returning the Premises to the condition required herein.

      15. Lessor Not Liable for Damages or Injuries. Lessor shall not be responsible to Lessee or to any other person, firm, partnership, association or corporation for damages or injuries by virtue of or arising out of bursted water pipes, leaks from sprinkler or air conditioning systems, leaks from the roof, or by virtue of earthquakes, riots, windstorms, overflow of water from surface drainage, rains, water, fire or by the elements or Acts of God, or by the neglect of any person, firm partnership, association or corporation. Lessee shall indemnify and hold Lessor harmless from any and all claims for damages to person or property to the full extent permitted by law.

      16. INDEMNIFICATION. Lessee covenants to indemnify and hold Lessor harmless from the claims of any and all persons, firms, partnerships, associations and corporations for the personal injury or damage to property or both arising out of or in connection with Lessee's use and/or occupancy of the Premises, including but not limited to any environmental claims. In addition, Lessee shall carry public liability insurance in the minimum amount of $2,000,000.00 bodily injury per occurrence and $250,000 property damage per occurrence, and Lessee shall deliver to Lessor memorandum policies of such coverage with companies satisfactory to Lessor and naming Lessor as additional insured therein.

      17. FIRE OR CASUALTY. If the Premises shall be partially or completely damaged or destroyed by fire or other casualty, Lessor shall, as soon as reasonably possible, effect the required repairs and reconstruction of the Premises to place them in substantially the same condition as existed immediately prior to such damage or destruction but during such time as said repairs or reconstruction are being made, the rentals hereinabove provided shall not abate. Any other provisions contained herein notwithstanding, the Lessor shall be required and obligated to effect repairs or reconstruction only to the extent of any sums of money, if any, which are received by Lessor under Lessor's insurance coverage as a direct result of said fire or other casualty. Should the insurance proceeds be insufficient, the remaining funds necessary for repair and restoration shall be promptly furnished by Lessee. If at any time within twelve (12) months before the end of the initial Term, or within twelve (12) months before the end of the initial Renewal Term (whichever is applicable): (a) Lessee has not served upon lessor notice of renewal of extension; (b) the improvements to the Premises are completely destroyed or as damaged by fire or other casualty, regardless of whether covered by insurance, so as to render the Premises are completely destroyed or as damaged by fire or other casualty, regardless of whether covered by insurance, so as to render the Premises unfit for their intended use; and (c) as repair or restoration is not economically feasible, then, except as provided in the following sentence, either party may terminate this Lease by written notice to the other within thirty (30) days after the date of such damage or destruction. Notwithstanding the foregoing, should Lessee serve upon Lessor irrevocable notice of renewal, then Lessor shall be obligated to perform as described in this Paragraph 17. If the Lease is so terminated, all rent shall be apportioned to the date of termination and all insurance proceeds shall belong to Lessor.

      18. WAIVER OF SUBROGATION. Neither Lessor nor Lessee nor anyone claiming by, through or in their behalf shall have any claim, right or action or right of subrogation one against the other for or based upon any loss or damage caused by fire, explosion or other insured casualty (not limited to the foregoing) relating to the Premises or to any property upon, in, or about the Premises, whether such fire, explosion or other insured casualty

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 shall arise from the negligence of Lessor, Lessee, or their respective agents, representatives or employees, or otherwise.

     19. Condemnation. If the entire Premises are taken or condemned for a public or quasi-public use (or any transfer is made under threat of condemnation), then this Lease shall terminate at the later of the vesting of title in the condemning authority or the acquisition of possession thereby. Rent shall be apportioned as of that date. Lessee shall have no claim against Lessor for any of the foregoing. If any part of the Premises shall be taken or condemned for a public or quasi-public use (or any transfer is made under threat of condemnation) and a part thereof remains which is reasonably suitable for the Lessee's use, this Lease shall not terminate, but the rentals payable by the Lessee shall be adjusted so that the Lessee shall be required to pay for the remainder of the Term, rentals equitably reduced by the reduction in tenantability of the Premises. The aforesaid partial condemnation shall be without prejudice to the rights of either Lessor or Lessee to directly recover compensation from the condemning authority for any of its loss or damage caused by such condemnation. Neither Lessor nor Lessee shall have any rights in and to any award made to the other by such condemning authority. Lessee shall have no right to any part of the award paid for the loss of leasehold rights.

     20. Subordination to Mortgages. From and after Lessee acknowledging that it has been furnished a non-disturbance agreement in satisfactory form, this Lease shall be subordinate to the interest of the party furnishing such agreement. Lessor shall bear all of Lessee's expenses incurred in connection with this paragraph, including attorney's fees.

     21. Inspection. Lessor shall have the right at all reasonable times to enter and inspect the Premises.

     22. Condition of Premises upon Termination. Upon the termination of this Lease Agreement, Lessee shall return the Premises to Lessor substantially in the same conditions received, ordinary wear and tear and approved improvements excepted.

     23. Holding Over. In the event Lessee remains in possession after the expiration of the Term without the execution of a new lease, Lessee shall not acquire any right, title or interest in or to the Premises. In such event, Lessee shall occupy the Premises as a tenant from month-to month and shall otherwise be subject to all of the conditions, provisions and obligations of this Lease Agreement insofar as the same shall be applicable.

     24. Default.

     (a) Each and every one and all of the following events shall constitute an Event of Default:

     i) if Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act or voluntarily taken advantage of any such act or makes an assignment for the benefit of creditors;

     ii) if involuntary proceedings under any bankruptcy law, insolvency or receivership action shall be instituted against Lessee, or if a receiver or trustee shall be appointed for all or substantially all of the property of Lessee and such proceedings are not dismissed, or the receivership or trusteeship vacated, within 10 days after the institution or appointment;

     iii) if Lessee fails to pay any sum due from it in strict accordance with the provisions of this Lease, and does not make the payment within ten (10) business days after written notice thereof. For the purposes hereof, all sums due from Lessee shall constitute rentals whether denominated as rental or otherwise elsewhere herein and Lessee has absolutely no right of offset;

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      iv) if Lessee fails to fully perform and comply with each and every condition and covenant of this Lease Agreement, and such failure of performance continues for a period of thirty (30) days after notice thereof;

      v) if Lessee vacates or abandons the Premises;

      vi) if the interest of Lessee is transferred, levied upon or assigned to any other person, firm or corporation whether voluntarily or involuntarily except as herein permitted;

      vii) if Lessor, in any three months of any Lease Year, gives any notice to Lessee pursuant to subparagraphs iii) or iv) above, notwithstanding Lessee's cure of default within the allowable period or periods.

      b. Upon the occurrence of any Event of Default as set forth above, Lessor shall have the right, at its option, to utilize any one or more of the following rights:

      i) to cancel and terminate this Lease Agreement and all interests of the Lessee hereunder by giving notice of such cancellation and termination not less than ten (10) days prior to the effective date of such termination. Upon the expiration of said ten (10) day period, the Lessee shall have no further rights under this Lease Agreement (but such cancellation shall not serve to release or discharge the damages Lessee owes to Lessor); and /or

      ii) to make any payment required of Lessee herein or correct any condition required to be corrected by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting any such condition and to remain on the Premises until the complete correction of such condition. However, no expenditure by Lessor on behalf of Lessee shall be deemed to waive or release Lessee's breach hereof and Lessor shall retain all rights to proceed against Lessee as set forth herein; and/or

      iii) to reenter the Premises immediately with or without order of court and without being guilty of trespass, remove the property and personal of Lessee and store such property in a public warehouse or such other location selected by lessor, all at the expense of Lessee. After such reentry, Lessor shall have the right to terminate this Lease Agreement by giving ten (10) days notice of termination to Lessee, but without such notice, the reentry by Lessor shall not terminate this Lease Agreement. On termination, Lessor may recover from Lessee all damages resulting from Lessee's breach, including the cost of recovery of the Premises for the remainder of the Term, all of which sums shall be immediately payable to Lessor from Lessee; and/or

      (iv) to relet the Premises or any part thereof for any term, with or without terminating the Lease, and at such rentals and on such other terms as Lessor may elect including the right to grant free rental, and to alter and repair the Premises as Lessor deems necessary. Should Lessor relate the Premises, Lessee shall pay all expenses of reletting including brokers' or finders' fees and such reasonable attorney's fees as Lessor may incur. Lessor shall apply the rent received from reletting in the following order: (1) to expenses of reletting; (2) to sums due from Lessee other than sums denominated in Section 4 above as rentals, and (3) to sums denominated as rentals in Section 4 above previously due and (4) to sums which were to become due in the future; and/or

      v) to accelerate the rentals with or without entry; and or

      vi) all other rights and remedies provided by law to a Lessor with a defaulting Lessee including all such money damages as Lessor shall be entitled pursuant to law of damages.

      c. In the event of any conflict between any of the provisions hereof regarding the amount of time that must elapse without cure after notice of breach before the same constitutes and Event of Default, then the provisions establishing the least amount of time to cure after notice shall prevail.

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     d. Upon any breach hereof, regardless of whether such breach is, or becomes, and Event of Default; Lessor shall be reimbursed by Lessee for any attorney's fees incurred by Lessor in connection with such beach.

     25. WAIVER. No failure by Lessor to exercise any rights thereunder to which Lessor may be entitled shall be deemed a waiver of Lessor's right to subsequently exercise same. Lessee shall gain no rights nor become vested with any power to remain in default under the terms hereof by virtue of Lessor's failure to timely assert his rights. No acceleration of rentals, regardless of how often occurring, which Lessor chooses to ignore by thereafter accepting rental or other performance by Lessee shall constitute a waiver of the right to thereafter accelerate rentals.

     26. LAW APPLICABLE. This Lease is entered into in Georgia and shall be construed under the laws, statutes and ordinances of such jurisdiction.

     27. SEVERABILITY. The provisions hereof are independent covenants and should any provision or provisions contained in this Lease be declared by a court or other tribunal of competent jurisdiction to be void, unenforceable or illegal, then such provision or provisions shall be severable and the remaining provisions hereof shall remain at Lessor's option in full force and effect.

     28. STAMP TAX OR SALES TAX ON LEASE. Should any governmental authority having jurisdiction over the Premises declare or otherwise assess any tax on leases or leaseholds whether designated as a stamp tax, sales or otherwise, then in any of such events, all taxes so declared or charged shall be the obligation of the Lessee and shall be paid by Lessee to such authority or shall be promptly paid to Lessor in reimbursement and as additional rental.

     29. EASEMENTS, RESTRICTIONS, OPTIONS AND RIGHTS OF WAY. The Premises are demised subject to all easements, restrictions, options and rights of way legally affecting the Premises. Lessee is aware of the existence of certain restrictive covenants, assess easement agreement, slope easement agreement, drainage easement agreement, certain Option to Purchase in favor of Connector Two, Ltd., a Georgia limited partnership, all of record in Bartow County, Georgia.

     30. BINDING EFFECT AND COMPLETE TERMS. The terms, covenants, conditions and agreements herein contained shall be binding upon and inure to the benefit of and shall be enforceable by Lessor and Lessee and by their respective heirs, successors and assigns. All negotiations and agreements of Lessor and Lessee are merged herein. No modification hereof or other purported agreement to the parties shall enforceable unless the same is in writing and signed by the Lessor and Lessee.

     31. NOTICES AND WRITTEN CONSENTS. All notices and written consents required under this Lease shall be in writing and shall only be deemed properly served when posted by certified United States mail, postage prepaid, return receipt requested, addresses to the party to whom directed at the following address or at such other address as may be from time to time designated in writing:

     To Lessor:          Winco II, L.P.
                         2150 Cobb Parkway
                         Smyrna, Georgia 30080

                         with carbon copy to:
                         Nations Bank of Georgia, N.A.

                    600 Peachtree Street, N.E.
                    18th Floor
                    Atlanta, Georgia 30308
                    Attn: Mr. Tim Kelley

     To Lessee:     Thompson Automotive Group, Inc.
                    d/b/a Boomershine Honda
                    c/o Harris R. Thompson, Jr., President
                    595 E. Main Street
                    Cartersville, Georgia 30120-3355

Notice shall be deemed served upon posting.

     32. RENTAL PAYMENTS. All rental payment, until otherwise designated in writing, shall be made to Lessor at the address above.

     33. LESSOR'S PERFORMANCE OF LESSEE'S COVENANTS. Should Lessee, after seven days' notice from the lessor, fail to do any of the things required to be done by it under the provisions of this Lease, Lessor, in addition to any and all other rights and remedies, may (but shall not be required to) do the same or cause the same to be done, and the reasonable amount of any money expended by Lessor in connection therewith shall constitute additional rental due from Lessee to Lessor and shall be payable as rental on the date for payment of rentals immediately following such expenditure.

     34. RECORDING. This Lease shall not be recorded but a memorandum hereof shall be prepare and recorded in the County where the Premises are located, with recording fees and preparation of memorandum shall contain such information as is necessary to provide adequate record notice of the existence of the Lease, including the parties, the term, the property involved and whether options to renew or purchase exist.

     35. COVENANT OF TITLE AND QUIET ENJOYMENT. Lessor covenants and warrants to Lessee that Lessor has full right and lawful authority to enter into this Lease for the Term hereof and that provided Lessee is not in default hereunder, Lessee's quiet and peaceable enjoyment of the Premises shall not be disturbed by anyone claiming through Lessor.

     36. CONSTRUCTION OF LEASE. This lease shall not be construed more strictly against either party regardless of which party is responsible for the preparation of the same.

     37. ESTOPPEL CERTIFICATES. Lessor and lessee shall certify in writing each to the other the status of this Lease and the rent payable hereunder, at any time, upon ten (10) days' written notice. Such certificate shall be in a form reasonably satisfactory to the prospective purchaser or mortgagee of the fee title, or assignee of this Lease or subtenant of the Premises.

     IN WITNESS WHEREOF, Lessor has caused this Agreement to be executed by its General Partners under seal, and Lessee has caused this Agreement to be executed by its officers hereunto duly authorized and has caused its corporate seal to be hereunto affixed, this the day and year first above written.


                    [signatures on following page]

WITNESSES:                    LESSOR:

                              WINCOR II, L.P.

/s/ Pat B. Mitchell           By: /s/ Walter M. Boomershine, Jr. (SEAL)
-------------------               -------------------------------
                                  WALTER M. BOOMERSHINE, JR.
                                  GENERAL PARTNER

/s/ Pat B. Mitchell           By: /s/ Winifred F. Boomershine    (SEAL)
-------------------               -------------------------------
                                  WINIFRED F. BOOMERSHINE
                                  GENERAL PARTNER

WITNESSES:                    LESSEE:

                              THOMPSON AUTOMOTIVE GROUP, INC.

/s/ Jessie Carroll            By: /s/ Harris R. Thompson, Jr.    (SEAL)
-------------------               -------------------------------
                                  HARRIS R. THOMPSON, JR.
                                  PRESIDENT

ATTEST:

/s/ Donna Gammon
-------------------

(CORPORATE SEAL)